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                                                                    Exhibit 23.1


                             PriceWaterhouseCoopers


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of (i) our report dated March 31, 1998, except as to Note 14A, for which the date is July 1, 1998, and Note 14B, for which the date is August 24, 1998, on our audits of the consolidated financial statements of R.H. Donnelley Corporation and (ii) our report dated January 8, 1998, on our audits of the combined financial statements of DonTech I and DonTech II. We also consent to the references to our firm under the caption "Experts".

                                                /s/ PriceWaterhouseCoopers LLP
                                                ------------------------------
                                                  PriceWaterhouseCoopers LLP
New York, New York
September 25, 1998